Exhibit 2

                            STOCK PURCHASE AGREEMENT

This Agreement is entered into this 31St day of October 2001, by and between Circuit Source International Inc., a Nevada corporation (hereinafter the "Purchaser") as the acquiring corporation, Avanti Circuits, Inc., an Arizona corporation. (hereinafter "ACI") as the acquired corporation and William C Malone in his capacity as the sole shareholder of ACI (hereinafter the "Shareholder").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of the Purchaser and ACI deem it advisable and in the best interests of Purchaser and ACI and their respective shareholders that Purchaser acquire all of the issued and outstanding shares of common stock of ACI in exchange for cash and a promissory note pursuant to the terms and conditions of this agreement (hereinafter the "Agreement")

     WHEREAS,  the  Shareholder  is the owner of record of Six  Thousand  Twenty
(6,020) shares of ACI common stock (hereinafter the ACI Shares"), which represents all of the issued and outstanding shares of common stock in ACI, and

     WHEREAS, the Shareholder desires to sell to the Purchaser and the Purchaser desires to purchase from the Shareholder all of the ACI Shares and has approved this Agreement and, by signature below, agrees to be bound by such provisions hereof as are applicable to him,

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual representations, warranties and covenants set forth below. the parties hereby agree as follows

                                    ARTICLE I

     1.01 The Sale of ACI Shares. Subject to the terms and conditions and in the manner hereinafter set forth the Shareholder hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to acquire from the Shareholder the ACI Shares, which represents all of the issued and outstanding shares of ACI common stock for the purchase price of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000) The purchase price for the ACI Shares shall be payable as hereinafter provided.

     1.02 Payment of the Purchase Price. The total consideration for the ACI Shares delineated herein shall be payable Five Hundred Thousand and no/ 00 Dollars ($500,000) on the day of closing as hereinafter defined and the remaining balance of the purchase price in the amount of Two Million and no/I 00 Dollars ($2,000,000; shall be payable pursuant to the terms and conditions of Purchaser's Promissory Note dated and executed or the day of closing, where such terms and conditions of said Promissory Note shall be acceptable to the Stockholder and by this reference incorporated herein Terms of the Promissory Note shall include but not be limited to: (i) interest at the rate of 10% per annum; (ii) payment of the remaining principal balance of Two Million Dollars ($2,000,000) and all accrued interest on January 31, 2002, (iii) said Promissory Note Exhibit "A-i") shall be secured by the ACI Shares being sold hereunder, and all of the assets of ACI and the Personal Guarantee of James Keaton On the day of closing Purchaser shall execute in favor of the Shareholder and deliver all required UCC-1 Financing Statements (Exhibit "A-2"), Security Agreement (Pledge) (Exhibit "A-3") Security Agreement (Assets) (Exhibit "A-4") and the James Keaton Personal Guaranty (Exhibit "A-5"), all o which are attached hereto and by this reference incorporated herein, (iv) for the period between the day of closing and January 31, 2002 the Shareholder agrees to subordinate his Promissory Note and Security Agreement (Assets) to a Loan in favor of Heritage Bank upon such terms as are acceptable to Purchaser Shareholder and Heritage Bank, secured only by the assets of ACI in an amount not to exceed, at any time prior to the pay-off of the Promissory Note, Six Hundred Thousand Dollars ($600,000), the proceeds o which shall be used to satisfy all monetary obligations of ACI and Shareholder to Heritage Bank as of the day of closing and partially fund the Five Hundred Thousand Dollar ($500,000) down payment to Shareholder however, such subordination shall not include the Shareholder's first lien position on the ACI Shares.

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     1.03 Building Lease. The Parties hereto  acknowledge that the real property and improvements located thereon, which houses the corporate headquarters and manufacturing facilities of ACI located at 17650 North 25th Avenue, Phoenix, Arizona 85023 (hereinafter the "Premises"), is owned by the Shareholder or Shareholder's LLC designee and leased to ACI. On the day of Closing Purchaser or Shareholder's LLC designee agrees to enter into a lease and option to purchase agreements, in the form attached hereto as Exhibit "B-I" and "B-2" and by this reference both incorporated herein, to lease the Premises On the day o closing Shareholder shall cause Avanti Enterprises AZ, LLC to pay to ACI in cash, pursuant to an existing promissory note, the adjusted then current principal and interest balance due ACI with an outstanding balance on May 31, 2001 of $13,446.39, which shall be marked "paid in full" on the day of Closing

     1.04 Financial Statement Adjustments. On the day of Closing Shareholder agrees to assume and pay adjusted to the day of closing, any and all liability associated with the promissory notes then due from ACI to Jim Malone, Scott Malone and Kira Malone totaling an outstanding principal and interest balance due as 01 May 31, 2001 of $64,853.52 The assumption of said promissory notes shall be in consideration of AC forgiving an existing promissory note currently payable to ACI from the Shareholder with a principal and interest balance due as of May 31, 2001 of $77,913.64, which note, on the day of Closing, shall be marked "paid in full" The difference of the two amounts shall be adjusted as a reduction in earnings for the yea' ending September 30, 2001 resulting from a loss in the sale of an asset From and after the day of Closing Purchaser agrees to operate ACI in the ordinary course of business and hereby assumes and agrees to pay when due all obligations of ACI as and when same shall be come due and payable

     1.05 Closing and Effective Date. The closing date of the transaction contemplated hereby and of all other transactions contemplated in this Agreement snail be October 31, 2001 (the "Closing Date") The effective date for all accounting and transactions contemplated hereby (the "Effective Date") shall be October 1, 2001

     1.06 Directors and Officers. On the Closing Date the current members of the ACI Board of Directors shall appoint James Keaton and Ron Conquest as additional directors and following the appointment of the additional directors all of the current members of the ACI Board of Directors and Officers of ACI shall resign

     1.07 Life Insurance. On the Closing Date, Purchaser shall deliver to Shareholder a valid binder for Life Insurance on the life of James Keaton in the amount of Two Million Dollars ($2,000,000.00) naming Shareholder as beneficiary, which policy shall be paid for by Purchaser and kept in full force and effect until such time as the Promissory Note is paid in full Upon issuance and receipt of the policy by Purchaser it shall immediately deliver such policy to Shareholder

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     ACI and the Shareholder, collectively and individually, hereby represent and warrant to the Purchaser that

     2.01 Organization and Good Standing. On the Closing Date, ACI will be duly organized, validly existing and In good standing under the laws of the State of Arizona ACI has full power and authority to carry on its business as currently being conducted, is duly qualified and properly licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its activities requires such qualification or licensing

     2.02 Authorized Capitalization. As provided in its articles of incorporation, as amended to date, the authorized capital stock of ACI consists of 1,000,000 shares of common stock, $1 00 par value, of which 6,0220 shares of common stock have been duly issued and are currently outstanding, all of which are standing in the name of and beneficially owned by the Shareholder, and no ACI Shares of preferred stock are authorized issued or outstanding All of the ACI Shares have been duly authorized, validly issued in accordance with lay and are fully paid and non-assessable.

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     2.03 Outstanding  Options Warrants or Other Rights.  ACI has no outstanding warrants, options or similar rights to subscribe for or purchase ACI Shares of its common or preferred stock, nor are there any other securities outstanding which are convertible into or exchangeable for its common or preferred stock, and there are no contracts or commitments pursuant to which any person may acquire or ACI may become bound to issue any ACI Shares of such common or preferred stock.

     2.04 Subsidiaries. ACI will have no subsidiaries on the Closing Date

     2.05 This Agreement Binding. The Shareholder and ACI have the full right, power and authority to execute consummate and perform this Agreement and every other document to be delivered In connection with this Agreement, subject only to the approval of its Shareholder, and all necessary approvals and consents of ACI's Board of Directors therefor have been duly obtained Upon due execution, this Agreement and every such ancillary document shall be valid and binding upon the Shareholder and ACI enforceable in accordance with their respective terms except as enforceability may be limited by applicable federal or state laws, including but not limited to bankruptcy, insolvency, reorganization or other laws or court decisions relating to or affecting generally the enforcement or creditors rights or the availability of equitable remedies and neither the execution delivery, consummation or performance of this Agreement or such ancillary documents shall conflict with constitute a breach of ACI's respective articles of incorporation or bylaws, as amended to date, or any note mortgage, indenture, deed of trust or other agreement or instrument to which either the Shareholder or ACI is party or by which either may be bound nor, to the best of the Shareholder's and ACI's knowledge and belief any existing law, rule, regulation, any decree of any union, or any order, judgment injunction, writ or decree of any Court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Shareholder or ACI or its properties, nor result in the creation or any lien or other encumbrance upon any of ACI's assets or property regardless of nature

     2.06 Consents and Approvals. Except for the consent of the Shareholder and compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Shareholder or ACI to consummate the transactions contemplated in this Agreement and any ancillary documents executed herewith

     2.07 Compliance with Laws and Permits. To the best of their knowledge and belief, the Shareholder and ACI have (i) complied in all material respects with the ACI articles of incorporation and bylaws, all applicable laws regulations, rules, orders, judgments, writs, decrees or injunctions or federal, sate and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and (ii) have not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. To the best of their knowledge and belief, the Shareholder and ACI have obtained or applied for all federal, state and municipal licenses and permits necessary to ACI's assets and properties and ACI's business as conducted and to the best of their knowledge and belief, ACI is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened,

     2.08 Financial Statements. ACI, prior to the Closing Date, shall have furnished to Purchaser its unaudited Balance Sheets, Statements of Income and Retained Earnings, Statements of Cash Flows as of September 30, 2001 and Notes to the Financial Statements relevant thereto (hereinafter Jointly referred to as the AC Financial Statements" The ACI Financial Statements were prepared on a Accrual Accounting Basis applied on a consistent basis and present fairly the financial condition of ACI as of the date indicated therein pursuant to generally accepted accounting standards Further, the accounts receivable reflected in the ACI Financial Statements, except for the accounts receivable reserved therein as amounts not collectable, are fully collectible and will be collected.

     2.09 Copies of Documents Genuine. All copies of ACI's articles of incorporation and bylaws (each as amended to date) and all minutes of meetings and written consents In lieu of meetings of shareholders directors and committees of directors of ACI, which have been or will be furnished to Purchaser, are true complete, correct and unmodified copies of such documents

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
     2.10 No Undisclosed Material Liabilities. Except as may be incurred in the ordinary course of its business, ACI has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due, which singly or in the aggregate are material to the assets, operations or financial condition of ACI except as described or reserved against in the ACI Financial Statements dated September 30, 2001 and the Notes thereto or as set forth in Exhibit "D" attached to this Agreement.

     2.11 Material Transactions and Adverse Changes. Except as has been disclosed in writing to the Purchaser prior to the Closing Date, since August 31, 2001, ACI has not and as of the Effective Date will not have

     (a) Suffered any materially adverse change in its assets, liabilities or financial condition taken as a whole: or

     (b) Suffered any damage or destruction in the nature of a casualty loss to any one or more of its properties, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of ACI, or

     (c) Purchased or redeemed any of its common stock, authorized or paid any stock or cash dividends or made any distribution of capital or earnings, or authorized or effected any split, combination (reverse split) or other reclassification of or affecting any of its common stock' or

     (d) Made any change in any method of accounting or accounting practice, including the revaluation of any asset: or

     (e) Made any waiver, release or deferral (irrespective of any rights to indemnification of any right which is material to ACI in light of its financial condition; or

     (f) Borrowed money or made any commitment to borrow money, nor has it terminated or modified any existing loan or loan commitment to it, outside of the ordinary course of business or as disclosed by ACI to Purchaser prior to the Closing Date, or

     (g) Except for the employment agreements, referenced in Section 7 05 herein, to be entered into or the Closing Date with William Malone, Dennis Malone and Steve Tappen, increased or made any commitment to increase the salary, fees or other forms of compensation of any employee, officer or director, or

     (h) Paid or incurred any bonus, or made any commitment to pay any bonus, to any director, officer or employee, or

     (i) Created or entered into any new business: or

     (j) Agreed in writing or otherwise to take any action described above in this Section

     2.12 Taxes. To the best knowledge and belief of the Shareholder and ACI and its officers, directors, all income, excise, unemployment social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon ACI by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and al required tax returns or reports concerning any such items have been duly filed To the best knowledge and belief of the Shareholder and ACI adequate reserves have been established for all income and other tax liabilities on ACI's Financial Statements for the period ended September 30, 2001 To the best knowledge and belief of the Shareholder and ACI, ACI has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement Further, no consents have been filed by ACI or any predecessor company pursuant to Section 3419(f) of the Code.

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     2.13 Properties.  Exhibit "E" attached to this Agreement lists and provides a summary description of all significant properties and other assets owned of record or beneficially by ACI as well as all leases of real property and equipment to which ACI is a party To the best of the knowledge and belief of the Shareholder and ACI all such leases are valid and binding agreements There is no breach or violation of or default under any provision of any such leases and no fact or event has occurred which would affect ACI's Interest in or under any such lease To the best knowledge and belief of the Shareholder and ACI, ACI owns all such properties and other assets free and clear of all mortgages liens pledges, restrictions, charges or encumbrances or any nature whatever, except
(i) liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings, (ii) such imperfections of or burdens upon title and encumbrances (If any; which singly or in the aggregate do not materially detract from the value of, or materially interfere with the present or anticipated use of, any such property or other assets, or (iii) as shown in the ACI Financial Statements dated September 30, 2000

     2.14 Contracts. Except as described in Exhibit "F" attached hereto and incorporated herein as if set forth ACI is not party to any contract not made in the ordinary course of business, nor is ACI a party to any (I) contract with any union, (ii) bonus, deferred compensation, profit sharing, pension or retirement arrangement (iii) partnership or joint venture agreement, or (iv) other material contract or commitment not disclosed to Purchaser in writing by ACI prior to the Date of Closing Contracts or commitments described in any other Schedule need not be disclosed in Exhibit "F".

     2.15 Litigation.

     (a) To the best knowledge and belief of the Shareholder and ACI, there are no claims, actions suits, proceedings or investigations pending or threatened against or affecting ACI or any of its properties in any court or by or before any federal, state, municipal or other governmental department, commission, board bureau, agency or other forum which, if determined adversely to ACI, would materially affect its business prospects, properties or financial condition or ACI's right to conduct its business as being conducted, except as described in Exhibit "G" attached to this Agreement

     (b) There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which ACI is a party or by which it is bound or affected, which shall give a full and complete list of all such pending matters, together with a synopsis of the issues and status of each. ACI is not in violation of any judgment, decree, injunction, writ, order or other mandate listed on such Schedule

     2.16 Guarantees. There are no contracts or commitments by ACI directly or indirectly guaranteeing the payment or performance (or both) of any obligations of third parties or of the Shareholder, except as described in Exhibit "H", attached to this Agreement

     2.17 Patents Trademarks. Etc. ACI holds no letters patent, has made no patent applications, holds no registered trademarks, service marks, copyrights or licenses, and has registered no trade names other than as disclosed in writing to the Purchaser

     2.18 Indebtedness to Affiliates. ACI is not indebted to any officer, director, employee or shareholder thereof as of the Closing Date except as disclosed in the ACI Financial Statements dated September 30, 2001

     2.19 Receivables from Affiliates. As of the Closing Date, no money or property utilized in any aspect of ACI's business is owed by any officer, director, employee or shareholder thereof, except the Premises, or as disclosed in the ACI Financial Statements dated September 30, 2001.

     2.20 Salaries. Exhibits "I" attached to this Agreement, sets forth the true and correct description of the annual rate of compensation of all salaried directors, officers and key employees of ACI There is no obligation commitment

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or past repetitive historical practice of ACI to pay bonuses, royalties or other similar compensation designed to reward past performance, create incentive for future performance or otherwise to any director or officer or other employee of ACI except as set forth in such Exhibit "I" hereto.

     2.21 Insurance. Exhibit "J" attached to this Agreement, lists all insurance policies maintained by ACI, the nature of such policies, the amount and types of coverage, and the names of the Insurers, expiration dates an amounts of premiums

     2.22 Relationships. None of the officers, directors, or employees of ACI or any of their respective spouses a children, or trusts or other entities owned or controlled, either directly or indirectly, by any one or more of suck parties, owns directly or indirectly, individually or collectively, any interest in any corporation, partnership, firm or association Which (i) is a competitor, lender, customer or supplier of ACI, or (ii) has any existing contractual relationship with ACI or (iii) prior to the Closing Date, own any stock in Purchaser

     2.23 Stock Plan. As of the Closing Date, ACI will not have authorized or have in effect any incentive stock option plan, employee stock option or stock purchase plan, dividend reinvestment plan or similar plan pursuant to which any person Is entitled to acquire common stock of ACI or securities convertible into or exchangeable for common stock of ACI.

     2.24 Estoppel. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith, by the Shareholder or ACI are true, correct and complete to the best of their knowledge and belief as of the Closing Date All statements contained in any certificate made by any officer or director of ACI and delivered to the Purchaser on ACI's behalf shall be deemed representations and warranties of ACI and the Shareholder

     2.25 Environmental Compliance and Reports. To the best of the knowledge and belief of ACI and the Shareholder ACI. (i) complies in all respects with all environmental protection federal, state and local laws, statues, regulations and ordinances; (ii) shall not cause or permit to exist, as a result of any intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by the Shareholder or ACI, any environmental activity where damage may result to the environment, unless such environmental activity to and in compliance with the conditions of a permit issued by the appropriated federal, state, or local governmental authorities,
(iii) shall furnish to Purchaser, prior to the Closing Date, a cops of any current or prior notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intention or unintentional action or omission or Stockholder's or ACI's part in connection with any environmental activity whether or not there is currently or may have been previously, damage to the environment and/or other natural resources

     2.26 Equipment. The equipment, machinery, furniture, fixture, tenant improvements and other persona property and fixed assets of ACI are in good operating condition and repair and are suitable for the uses for which intended and are all located on the Premises

     2.27 Real Property. The real property located at 17650 North 25th Avenue, Phoenix, Arizona 85023 that AC currently leases as a tenant, to the best of the knowledge and belief of Shareholder and ACI, is in substantial compliance with applicable zoning and/or subdivision ordinances, and with applicable covenants, conditions and restrictions, and that suitable ingress and egress thereto exists. Further, that to the best of the knowledge and belief of Shareholder and ACI, no underground fuel tank(s) and any septic tank(s) on or previously on the Premises, has heretofore leaked or is currently leaking In addition, Neither stockholder nor ACI has received any notice(s) to the effect that the Premises or any portion thereof is to be condemned or that the Shareholder or ACI has any knowledge of any possible threat of condemnation pertaining to the Premises or any portion thereof.

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                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The Shareholder represents and warrants to the Purchaser that:

     3.01 Title to Stock. The issued and outstanding ACI Shares as of the Closing Date will be free and clear of liens, mortgages, pledges, claims or other rights or encumbrances whatever, disclosed or undisclosed. The Shareholder is the registered owner of all the ACI Shares Specifically, there are no beneficial owners of such ACI Shares or of any interest in or to any of such ACI Shares other than the Shareholder, except as may be provided in the marital or community property laws of the State of Arizona. Upon surrender of the ACI Shares to Purchaser for the consideration set forth herein, the Purchaser will obtain good and merchantable title thereto.

     3.02 Power and Authority. On the Closing Date, the Shareholder will have full right, power and authority to convey the ACI Shares to the Purchaser, unlimited by any marital or community property, corporate or other laws whatsoever.

     3.03 Estoppel. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document, certificate or investment letter executed and delivered herewith by the Shareholder are true, correct and complete to the best of their knowledge and belief as of the Closing Date.

     3.04 Representations Warranties and Covenants True. To the best of the Shareholder's knowledge and belief, all of the representations and warranties made herein by ACI are true, correct and complete, and none of the covenants of ACI herein has been violated.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to ACI and the Shareholder that:

     4.01 Organization and Good Standing. On the Closing Date, the Purchaser will be duly organized, validly existing and In good standing under the laws of the State of Nevada

     4.02 Agreement Binding. The Purchaser has the right, power and authority to execute, consummate and perform this Agreement and every other document to be delivered in connection with this Agreement, and all necessary approvals and consents of the Purchaser's Board of Directors therefor have been duly obtained Upon due execution, this Agreement and every such ancillary document shall be valid and binding upon the Purchaser, enforceable in accordance with their respective terms except as enforceability may be limited by applicable federal or state laws, and neither the execution, delivery, consummation or performance of this Agreement or such ancillary documents shall conflict with or constitute a violation of the Purchaser's certificate of incorporation or bylaws, or, to the best of Purchasers knowledge and belief, any existing law or regulation or any order, judgment, injunction, writ or decree of any court or governmental department or agency commission, board or bureau, domestic or foreign, having jurisdiction over the Purchaser.

     4.03 Consents and Approvals. Except for compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Purchaser to consummate the transactions contemplated in this Agreement and any ancillary documents executed herewith.

     4.04 Compliance with Laws. To the best of its knowledge and belief, the Purchaser has complied In all material respects with its respective articles of incorporation and bylaws and all applicable laws, regulations, rules, orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign.

     4.05 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Purchaser in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Purchaser is a party or by which it is bound or affected.

     4.06 Estoppel. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith by the Purchaser are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date All statements contained in any certificate made by any officer or director of the Purchaser and delivered to ACI or the Shareholder shall be deemed representations and warranties of the Purchaser.

                                    ARTICLE V
                      COVENANTS OF ACI AND THE SHAREHOLDER

     ACI and, insofar as he has the power to direct ACI by ownership of voting securities or otherwise, the Shareholder (ACI and the Shareholder being collectively referred to below as the "ACI Parties'), covenant and agree that, prior to the Closing Date'

     5.01 Effectuation of this Agreement. The ACI Parties will use their best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorizations of the ACI Parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated In this Agreement. and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

     5.02 Transactions. The ACI Parties will carry on ACI's business diligently and substantially in the same manner as heretofore conducted, and will not enter into any transactions which are not in the ordinary course of ACI's business or which would singly or in the aggregate be materially adverse to ACI's business, prospects or financial conditions, taken as a whole.

     (a) The ACI Parties will not (i) permit or do or cause to be done anything which ACI has represented In Article 2 not to have been done, except as otherwise permitted in this Agreement or consented to by the Purchaser in advance and in writing, (ii) make or permit any amendment to ACI's articles of incorporation or bylaws. (ill) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of ACI's stock, nor cause or permit the issuance of any additional ACI common and/or preferred stock, (iv) permit the increase of compensation of any type to any director or officer or other employee of ACI,
(v) to the best ability of the ACI Parties, permit to do any act or omission to act the effect of which would be to breach or violate any contract or commitment to which ACI is a party, (vi) to the best ability of the ACI Parties, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by ACI, or (vii) organize any subsidiary of ACI, or acquire or permit the acquisition of any equity interest in any other business or entity

     (b) To the best of their ability, the ACI Parties will (i) maintain ACI's books, accounts, and records as now being maintained, on a consistent basis,
(ii) maintain ACI's properties in good repair, (iii) comply with and not violate any law, rule, regulation, or ordinance whatever applicable to ACI or its business or any license or permit issued to ACI, and (iv) take each and every step necessary to preserve the Charter Issued by the State of Arizona, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     5.03 Issuance of Additional Securities. ACI shall not issue or permit the issuance of any common stock of ACI or of any warrant, option or other right to subscribe for or acquire common stock or any other securities whatever of ACI, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of ACI or any opinion or similar right to acquire such securities.

     5.04 Publicity and Filings. All press releases, shareholder communications, filings with the Securities and Exchange Commission or other governmental agency or body and other information and publicity generated by ACI regarding the transactions contemplated in this Agreement shall be reviewed and approved by the Purchaser arid its counsel before release or dissemination to the public or filing with any governmental agency body whatever.

     5.05 Access. The ACI Parties agree that they will allow the Purchaser's directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term of applicability of this Agreement, to all information whatever concerning ACI's respective affairs, operations and properties as the Purchaser may reasonably request All information provided herein is being furnished in strict accordance with the confidentiality provisions of this Agreement

     5.06 Stand-Still Agreement. Unless and until this Agreement is terminated, the ACI Parties agree not to solicit from any third party an offer or expression of interest in or with respect to any acquisition, combination or similar transaction involving ACI or substantially all of its assets or securities (whether outstanding or authorized but unissued) and further agree that they will promptly inform the Purchaser of the existence of any such unsolicited offer or expression of interest

                                   ARTICLE VI
                           COVENANTS OF THE PURCHASER

     The Purchaser covenants and agrees that, prior to the Closing Date:

     6.01 Effectuation of this Agreement. The Purchaser will use its best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorizations of third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and/or any other laws as may be applicable to the contemplated transactions.

     6.02 Conduct.

     (a) The Purchaser will not permit or do or cause to be done anything which the Purchaser has represented in Article 4 not to have been done, except as otherwise permitted in this Agreement or consented to by ACI in advance and in writing.

     (b) To the best of its ability, the Purchaser will (i) comply with and not violate any law, rule, regulation or ordinance whatsoever applicable to Purchaser and (ii) take each and every step necessary to preserve the charter issued by the State of Nevada, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing

     6.03 Publicity and Filings. All press releases, shareholder communications, filings with the Securities and Exchange Commission, if any, or other governmental agency or body and other information and publicity generated by the Purchaser regarding the transactions contemplated in this Agreement shall be reviewed and approved by ACI and their counsel before release or dissemination to the public or filing with any governmental agency or body whatever.

                                   ARTICLE VII
       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACI AND THE SHAREHOLDER

     The obligations of ACI and the Shareholder under this Agreement are subject to the satisfaction of the following conditions, unless waived in writing on or prior to the Closing Date.

     7.01 Representations Correct. The representations and warranties of the Purchaser contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date.

     7.02 Compliance. Purchaser shall have performed all covenants, satisfied all conditions and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date.

     7.03 Resolutions. The Purchaser shall have delivered to ACI's counsel a certified copy of resolutions adopted by Its Board of Directors authorizing the execution, delivery and performance of this Agreement and authorizing the transfer of the consideration as contemplated in this Agreement together with all documents to be executed and delivered by it on the morning of the Closing Date

     7.04 Personal Guarantees. Purchaser shall be obligated, prior to the Closing Date, to cause the Shareholder to be released from any and all written personal guarantees associated with any and all liabilities, debt or obligations directly associated with ACI.

     7.05 Employment Contracts. On the Closing Date Purchaser shall enter into not less than Five (5) year employment agreements with William Malone, Dennis Malone and Steve Tappen in the form attached hereto as Exhibits "K-1", "K-2", and "K-3" and by this reference incorporated herein.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser under this Agreement are subject to the satisfaction of the following conditions, unless waived in writing on or prior to the Closing Date:

     8.01 Representations Correct. The representations and warranties of ACI and the Shareholder contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date.

     8.02 Compliance. The ACI Parties shall have performed all covenants, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by them as of the Closing Date,

     8.03 Officers Certificates. On the Closing Date, the Purchaser shall have received a certificate, dated as o the Closing Date, signed by the President of ACI, in form and substance satisfactory to the Purchaser, stating in effect that, except as reflected in the Exhibits and Schedules to this Agreement or in any other writin\gc provided to the Purchaser prior to the Closing Date (i) the representations and warranties of ACI set forth in this Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in a! material respects true and correct on the Closing Date in accordance with the representations and warranties contained herein, (ii) ACI has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date (iii) since the date of ACI's Financial Statements, there has not been any materially adverse change in the business, prospects, properties or financial condition of ACI, (iv) since such date. ACI has not entered into any material transaction other than transactions which are usual and in the ordinary course of Its business, (v there are no pending or, to the best of his or her knowledge, threatened actions, suits or proceedings of any kind Known to such officer to which ACI is a party, or of which the property of ACI is the subject, which could reasonably be expected to have a materially adverse effect on the business, prospects, properties, operations or financial condition of ACI.

     8.04 Due Diligence Review. Purchaser shall have completed a due diligence review satisfactory to it covering all books, records and documents, and all business and financial affairs of ACI

     8.05 No Material Change, As of the Closing Date, ACI shall not have incurred any liabilities or obligations direct or contingent, or entered into any material transactions except those which are usual and in the ordinary course of business or previously approved in writing by the Purchaser, and there shall not have been any change in ACI's capital stock, or any materially adverse change in the business, prospects, properties of financial condition of ACI.

     8.06 All Consents Obtained. All consents, approvals, authorizations, waivers or orders of any court, tribunal arbitrator, union, or governmental agency or body required or necessary for the consummation of the transactions contemplated in this Agreement shall have been obtained No federal, state or municipal agency department or other instrumentality shall have threatened any action against either the Purchaser or ACI to prevent this Agreement or any of the transactions contemplated in this Agreement.

     8.07 Resolutions. ACI shall have delivered to the Purchaser's counsel a certified copy of resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and authorizing the transfer of the ACI Shares as contemplated in this Agreement, together with all documents to be executed and delivered by it on the morning of the Closing Date.

                                   ARTICLE IX
                          TERMINATION OF THIS AGREEMENT

     9.01 Grounds for Termination. This Agreement shall terminate

     (a) By mutual consent of Purchaser and ACI,

     (b) if Purchaser or its counsel shall determine in their sole discretion that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal state or municipal governmental authority or by any other person whatever of a formal investigation or of any action, suit or proceedings of any kind against either or both parties which in their reasonable belief, Is material in light of the other party's business, prospects, properties or financial condition; provided that a written request to a party by any governmental authority for information of a kind which suggests the existence of all investigation or could be used in connection with any such investigation, action, suit or proceedings may be deemed to be a threat of an investigation or a material action, suit or litigation irrespective of when such request is received,

     (c) Upon election of the Purchaser, if in its opinion, or that of its counsel, the transactions contemplated in this Agreement do not qualify for an exemption from the registration requirements of the Securities Act of 1933 or applicable state securities laws.

     (d) By either party in the event this Agreement does not close on the Closing Date pursuant to the terms hereof, or any mutually agreed written extension thereof, or in the event of a material breach of this Agreement by the other party.

     9.02 Manner of Termination. Any termination of this Agreement shall be made in accordance with the above listed grounds and shall be evidenced by written resolution of the terminating party's Board of Directors Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practicable under the circumstances Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

     9.03 Effect of Termination. Upon a party's receipt of such termination notice, this Agreement shall terminate (except as to covenants regarding confidentiality of information) and the transactions herein contemplated shall be abandoned without further liability to the parties, provided, that if a party shall terminate this Agreement without lawful cause, such party shall be liable for all Termination Damages (defined below) suffered by the other party, or if a party shall terminate this Agreement due to (i) the other party's default or refusal to perform in respect to any covenant in this Agreement, or (ii) a willful misstatement in or material omission from any representation or warranty made by the other party, or (iii) the other party's failure or refusal to consummate the contemplated transactions by the Closing Date (as may be extended) without justification under the terms of this Agreement, then the party terminating this Agreement for any of such reasons shall be entitled to obtain all Termination Damages (defined below) suffered by it from the other party,

     For purpose of this Section, "Termination Damages" are defined as all reasonable out-of-pocket costs and expenses and or other damages whatsoever suffered by the Purchaser or the Shareholder in connection with negotiating, drafting and performing under this Agreement and the conducting of due diligence inquiries (which shall include review of documentation, inspection of properties and other time and effort fairly characterized as due diligence), including but not limited to travel and other out-of-pocket expenses, attorneys' fees, fees and expenses paid to consultants and other advisors.

     9.04 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason (i) the covenants of the parties concerning the confidentiality and proprietary nature of a!! documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return a!! documents received from the other party in connection with this Agreement This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.01 Notices. Every notice request and Instruction required or permitted under this Agreement shall be in writing and, except as otherwise permitted herein, shall be delivered by registered or certified mail, telegram cable or by personal delivery (provided that a receipt for delivery is obtained) as follows

     If to Purchaser:   Circuit Source International
                        1930 East Third Street
                        Suite 15
                        Tempe, Arizona 85281

     If to ACI:         Avanti Circuits, Inc.
                        17650 North 25th Avenue
                        Phoenix, Arizona 85023

     If to Shareholder: Mr William C Malone
                        18840 North 30th Street
                        Phoenix, Arizona 85050

or to any subsequent address provided by a party in accordance with this Section All notices sent to the Shareholder shall be sent to the address of ACI as stated hereinabove.

     10.02 Expenses. Each party shall bear its own expenses fees and costs associated with this transaction.

     10.03 Survival. All representations, warranties and covenants of the parties shall survive the execution and consummation of this Agreement.

     10.04 Benefit. This Agreement shall be binding upon and inure to the benefit of the Purchaser and ACI and insofar as their interests appear, the Shareholder, and their respective heirs, successors, assigns and legal representatives Noting in this agreement is intended, expressly or impliedly, to confer any benefit, right or remedy upon any person other than the parties and as set forth in this Section, except as may otherwise be explicitly set forth in this Agreement

     10.05 Litigation. This Agreement may be enforced by legal action for the recovery of Termination Damages as provided above, or other damages, or by way of specific performance The party prevailing in any such action hereunder shall be entitled to recover from the party not prevailing therein all costs it incurs in prosecuting or defending such action, including reasonable attorneys' fees

     10.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona Headings appearing in this Agreement are employed for convenience of reference only and shall not be considered in interpreting this Agreement

     10.07 Entire Agreement. This Agreement may not be amended or supplemented except by an agreement in writing signed by both the Purchaser and ACI and, to the extent their substantive rights hereunder are affected the Shareholder also

     10.08 Waiver. Any party may waive the satisfaction of any one or more conditions precedent to its obligations hereunder and may waive any other rights hereunder Any such waiver shall be in writing, signed by the President of the party making the waiver and shall clearly identity the condition precedent or other right being waived. No such waiver shall operate as a subsequent waiver of any other condition precedent or other right Nonetheless, If a party proceeds with the consummation of the transactions contemplated in this Agreement such action shall effect a waiver of all conditions precedent (but not of any other rights) which the party knew remained unsatisfied

     10.09 Severability. In the event any provision of this Agreement is deemed to be unenforceable for any reason, such provision shall not invalidate the remaining portion of this Agreement, which if possible shall be enforced as if such unenforceable provision never was written.

     10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     10.11 No Brokers or Finders. Each party represents and warrants to the other that it has not employed, and does not intend to employ, any person on its behalf as a broker or finder in connection herewith and agrees to indemnify the other party against any liability arising from the claims of any persons claiming to have acted as brokers or finders and against any other damages suffered as a consequence of the falsity or breach of this representation.

     10.12 Attorney's Fees. If any action, suit or other proceedings is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover such party's costs and expenses of suit including but not limited to attorney's fees.

     10.13 Execution by Facsimile. The parties hereto may exchange their respective signatures of this Agreement by transmittal of the same through use of a facsimile or telefax machine and the receipt of the same shall be conclusive evidence of the acceptance of the terms by such transmitting party In such event pages including the original signatures shall be forwarded to each respective party within three (3) days of the Closing Date but for purposes of effectiveness of this Agreement. the terms of this Agreement shall be deemed binding upon receipt of the relevant transmission.

     10.14 Confidential Information. The parties hereto mutually agree that any and all information exchanged in connection with the transaction contemplated hereby or this Agreement is confidential The parties further agree that neither has not and will not distribute any information and has not nor will not use any such information except for purposes of evaluating the transaction contemplated herein or divulge the contents o any written or printed material or any oral communication with each other in connection with the transaction contemplated hereby, to anyone other than such legal or financial advisor(s) as either party may deem necessary, from time to time, for purposes of evaluating the transaction contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as first written above

Avanti Circuits, Inc                        Circuit Source International, Inc


By: /s/ William C. Malone                   By: /s/ James Keaton
    --------------------------------            --------------------------------
    William C. Malne, President                 James Keaton, President


Shareholder


By: /s/ William C. Malone                   By: /s/ Ron Conquest
    --------------------------------            --------------------------------
    William C. Malone, lndividually             Ron Conquest, Witness